As filed with the U.S. Securities and Exchange Commission on December 19, 2025

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CN ENERGY GROUP. INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

(Address and telephone number of Registrant’s principal executive offices)

CN Energy USA Inc.

2400 Chico Ave

South El Monte, CA 91733

626-747-0398

(Name, address, and telephone number of agent for service)

With a Copy to:

Huan Lou, Esq.

David B. Manno, Esq.

McCarter & English, LLP

250 West 55th Street, FL 13

New York, NY 10019

212-609-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2025

PROSPECTUS

$100,000,000 of

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

CN ENERGY GROUP. INC.

This is an offering of the securities of CN Energy Group. Inc., a British Virgin Islands holding company. Unless otherwise stated, as used in this prospectus, references to “we,” “us,” “our,” “CN Energy,” and the “Company” are to CN Energy Group. Inc., a company organized under the laws of the British Virgin Islands.

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, no par value (the “Class A Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CNEY.” On December 18, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.588 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately US $12,765,177.475, based on 7,098,840 ordinary shares issued and outstanding, of which 6,463,381 ordinary shares are held by non-affiliates, and the price of US $1.975 per share based on the closing sale price of our Class A Ordinary Shares on October 24, 2025, which is the highest closing sale price of our Class A Ordinary Shares on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities registered on the registration statement to which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below US$75,000,000.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 8 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

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We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies.

We are subject to certain legal and operational risks associated with our subsidiaries’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Universal Law Offices of Hangzhou, we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors-Risks Relating to Doing Business in the PRC-Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings.” According to our PRC counsel, Universal Law Offices of Hangzhou, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor is headquartered in Singapore, and has been inspected by the PCAOB in April 2025, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors-Risks Relating to Doing Business in the PRC-Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of Zhejiang CN Energy New Material Co., Ltd,, our indirect wholly owned subsidiary in China (“Zhejiang New Material”), to Zhejiang New Material and from Zhejiang New Material to Meizhong Pintai Mining(Zhejiang) Co., Ltd, our indirect wholly owned subsidiary in China (“MZ Pintai”), and the distribution of such payments to MZ MINING INTERNATIONAL CO., LTD, our wholly owned subsidiary in Hong Kong (“MZ HK”), and then to our Company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks related to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•

“CN Energy,” “we,” “us,” “our Company,” or the “Company” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

•

“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

•	“Convertible Preferred Shares” are to the convertible preferred shares of the Company, no par value;

•	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

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•

“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

•

“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

•

“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

•

“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

•	“operating entities” are to CN Energy Development and its subsidiaries;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“SEC” are to the U.S. Securities Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•

“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

•	“U.S. dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States;

•

“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings; and

•

“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

Our Company

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. As a holding company with no material operations of our own, our operations are conducted in China through the operating entities. Our ordinary shares are shares of CN Energy, the offshore holding company in the British Virgin Islands, instead of shares of our operating companies in China. Therefore, our shareholders will not directly hold any equity interests in our operating companies.

Wholly owned subsidiaries of CN Energy Development were established as companies with limited liabilities pursuant to PRC laws, and are engaged in the manufacturing and marketing of activated carbon products used for water treatment and purification.

Wholly owned subsidiaries of MZ HK include MZ Pintai, Yunnan Yuemu and Yunnan Honghao, all of which were incorporated as companies with limited liabilities in pursuant to PRC laws. MZ HK is a holding company with no business operation; MZ Pintai is engaged in sales of minerals, stone, metal materials, construction materials, wood, chemical materials and products, rubber products, and paper products; Yunnan Yuemu is engaged in management and conversion of forest and natural ecosystem; and Yunnan Honghao is engaged in forest acquisition, rights transfer, and nurturing, and timber harvesting and processing.

We also operate our intelligent robotics and automation business through our wholly owned subsidiary, PATHENBOT Group Inc. (“PATHENBOT”). PATHENBOT develops and provides customizable robotics products, automation tools, and related software solutions for small and medium-sized industrial, logistics, and service businesses in North America.

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2024 and 2025 Corporate Restructuring

In September 2024, we conducted a corporate reorganization, which represented a strategic shift to streamline management control and enhance our operational efficiency. This restructuring is marked by two equity transfer agreements that redefine our corporate landscape.

On September 12, 2024, CN Energy Group. Inc., through its wholly owned subsidiary CN Energy Industrial Development Co., Ltd., entered into a Share Transfer Agreement with Zhejiang Sentuo Industrial Holding Group., Ltd. Pursuant to the Agreement, CN Energy Industrial Development Co., Ltd transferred all of its equity interest in Hangzhou Forasen Technology Co., Ltd., which constituted 100% of the issued and outstanding equity of Hangzhou Forasen Technology Co., Ltd, to Zhejiang Sentuo Industrial Holding Group., Ltd.

On September 25, 2024, CN Energy Group. Inc., through its wholly owned subsidiaries in China, Zhejiang CN Energy Technology Development Co., Ltd. and Manzhouli CN Energy Technology Co., Ltd., entered into a Share Transfer Agreement with Xinbaocheng Industrial Group Co., Ltd. Pursuant to the Agreement, Zhejiang CN Energy Technology Development Co., Ltd. transferred 90% of its equity in CN Energy Industrial Development Co., Ltd. , and Manzhouli CN Energy Technology Co., Ltd. transferred its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd.

On November 29, 2024, the Company incorporated a wholly owned subsidiary, Ewforest Group Limited.

On January 20, 2025, CN Energy Group. Inc. entered into a Share Transfer Agreement with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Share Transfer Agreement, the Company agreed to transfer 100% of its equity in Clean Energy Holdings Limited to Asia Rubber Resources for a total purchase price of HKD10,000 (approximately $1,280.94).

On June 12, 2025, CN Energy Group. Inc. incorporated a wholly owned subsidiary, Pathenbot Group Inc.

The current corporate structure of the Company is demonstrated in the diagram below.

Recent Developments

Transaction with Class A Investors

On August 1, 2025, we entered into a securities purchase agreement (the “Class A Purchase Agreement”) with certain investors (the “Class A Investors”). Pursuant to the Class A Purchase Agreement, we sold an aggregate of 1,977,302 Class A Ordinary Shares, no par value, at a purchase price of $2.30 per share, for aggregate gross proceeds of approximately $4,547,800. The offering was conducted as a private placement pursuant to Section 4(a)(2), Regulation D and/or Regulation S under the Securities Act of 1933, as amended. The purchase price was paid in immediately available funds, and the shares were issued in restricted book-entry form through the Company’s transfer agent at closing.

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Transaction with Weastfinace

On August 1, 2025, we also entered into a securities purchase agreement (the “Weastfinace Purchase Agreement”) with Weastfinace Group Inc. (“Weastfinace”), an entity controlled by one of our directors. Pursuant to the Weastfinace Purchase Agreement, we issued 631,391 Class B Ordinary Shares, no par value, at a purchase price of $2.30 per share, for aggregate gross proceeds of approximately $1,452,200. The transaction was conducted as a private placement pursuant to Section 4(a)(2), Regulation D and/or Regulation S under the Securities Act of 1933, as amended. The shares were issued in restricted book-entry form through the Company’s transfer agent at closing.

Class B Ordinary Shares Voting Agreement

On September 16, 2025, Weastfinace and Ms. Yefang Zhang, both holders of Class B Ordinary Shares, entered into a Voting Agreement. Pursuant to the Voting Agreement, Weastfinace granted Ms. Zhang an irrevocable proxy to vote 631,391 Class B Ordinary Shares owned by Weastfinace. As a result, Ms. Zhang controls approximately 86.7% of the aggregate voting power of our issued and outstanding ordinary shares. The Company, as a limited-purpose signatory, agreed to certain obligations and acknowledged the grant of the irrevocable proxy. See “Related Party Transactions – Voting Agreement with Weastfinace Group, Inc.”

Completion of Acquisition

On April 30, 2025, we and our wholly owned subsidiary, Ewforest Group Limited (“Ewforest Group”), closed a transaction involving the acquisition of 4,500 shares of Ynong International Group Limited (“HoldCo”) from Ynong Group Limited (“Ynong Group”) in exchange for, among other things, the issuance by the Company of 2,000,000 of its Class A Ordinary Shares to Ynong Group and its designees (the “Designees”) and the assignment to Ynong Group of certain accounts receivable of the subsidiaries of the Company (the “Subsidiaries”) with an aggregate value of $24,548,022, pursuant to the Share Purchase Agreement dated as of March 31, 2025 , as amended by the Amendment to Share Purchase Agreement dated as of April 23, 2025, as amended, the “Ynong Purchase Agreement”), entered into between the Company, Ewforest Group, Ynong Group, and HoldCo, and pursuant to the side letters (the “Side Letters”) entered into between the Ynong Group, an Indonesian entity (“PGIF”) and the operating Indonesian entity (“PWAN”).

In connection with the closing, the following agreements were entered into and made effective as of April 30, 2025, the date of the closing:

• a shareholder agreement between the Company, Ewfoest Group, Ynong Group, HoldCo, PGIF and PWAN, and the other shareholders of PGIF and PWAN, which governs, among other things, the composition of the board of directors, restriction on share transfers, preemptive rights and significant corporate actions of HoldCo, PGIF and PWAN, as applicable;

•a voting agreement entered into between a holder of Class B Ordinary Shares of the Company and the Designees, in which the Designees granted the Class B holder the authority to vote the applicable shares issued to them; and

•an assignment agreement entered into between the Subsidiaries and Ynong Group in which the Subsidiaries assigned certain of its account receivables with an aggregate value of $24,548,022 to Ynong Group.

In addition, the Company paid to Ynong Group a post-closing payment of $6,365,348 in cash on June 30, 2025. Pursuant to the Ynong Purchase Agreement and Side Letters, PWAN will appoint an individual designated by the Company to serve on the board of directors of PWAN on or prior to June 30, 2025, pursuant to a director agreement to be entered into between the individual designated by the Company and PWAN.

The total consideration for the 4,500 shares of HoldCo is $40,913,370, which consists of: (i) the 2,000,000 shares, which had an aggregate value of $10,000,000; (ii) the account receivables, which have an aggregate value of $24,548,022; and (iii) the cash payment of $6,365,348 to be paid by the Company to Ynong Group as a post-closing obligation.

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Permission Required from PRC Authorities

The operating entities are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Universal Law Offices of Hangzhou, other than those requisite for a domestic company in China to engage in the businesses similar to those of the operating entities, the operating entities are not required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve the operating entities’ operations. However, if the operating entities do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that the operating entities are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the operating entities’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and the operating entities have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our securities to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval relating to our securities from the PRC authorities, including the CSRC or the CAC, for our subsidiaries’ operations, nor have we or our subsidiaries received any denial for our subsidiaries’ operations with respect to this offering. However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Risk Factors-Risks Relating to Doing Business in the PRC-The Opinions issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject the operating entities to additional compliance requirement in the future.”

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to CN Energy and CN Energy has not made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), and our third amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Energy Holdings and MZ HK, and our U.S. subsidiary, CN Energy USA Inc.

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Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC (excluding the special administrative regions of Hong Kong and Macau). Under the applicable PRC regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest, and dividends. Conversion of RMB into a foreign currency such as U.S. dollars for capital account items, such as direct equity investments, loans, and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local branch. Such approval, however, does not guarantee the availability of foreign currency conversion. Furthermore, the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The RMB may not be stable against the U.S. dollar or other foreign currency. To the extent that we seek to convert RMB into U.S. dollars, depreciation of the RMB against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Energy Holdings or MZ HK may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation-People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from MZ Pintai’s subsidiaries to MZ Pintai, and the distribution of such payments to MZ HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if MZ Pintai or their subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Avoidance Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding company, Energy Holdings and MZ HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings and MZ HK intends to apply for the tax resident certificate if and when MZ Pintai plans to declare and pay dividends to MZ HK. See “Risk Factors-Risks Relating to Doing Business in the PRC-There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiaries may not qualify to enjoy certain treaty benefits.”

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Risks Associated with Our Corporate Structure

Our holding company structure involves certain risks in terms of dividend distribution, direct investment in PRC entities, and obtaining benefits under relevant tax treaty. See “-D. Risk Factors-Risks Related to Doing Business in the PRC-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business,” “-D. Risk Factors-Risks Related to Doing Business in the PRC-PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “-D. Risk Factors-Risks Related to Doing Business in the PRC-PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties,” and “-D. Risk Factors-Risks Related to Doing Business in the PRC-Under the EIT Law, we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” See also “Regulations-PRC Regulations Relating to Foreign Exchange.”

Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder their ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.” Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, we are not subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”), since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors-Risks Relating to Doing Business in the PRC-Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings.”

Risks Associated with Doing Business in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors-Risks Relating to Doing Business in the PRC-

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. As our registration statement on Form F-1 was declared effective on February 4, 2021 and we completed our initial public offering and listing on February 9, 2021, we are currently not required to complete the filing procedures pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures. Other than the foregoing, As of the date of this prospectus, according to our PRC counsel, Universal Law Offices of Hangzhou, no relevant PRC laws or regulations in effect require that we obtain additional permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and/or our subsidiaries to obtain regulatory approval from Chinese authorities for our continued listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting a subsequent offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors-Risks Relating to Doing Business in the PRC-Given the Chinese government’s significant oversight and discretion over the conduct of the operating entities’ business, the Chinese government may intervene or influence the operating entities’ operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares.”

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Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our operating entities’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we nor our operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Transfer of Funds and Other Assets Between Our Company and Our Subsidiaries

As of the date of this prospectus, CN Energy has transferred its funds, through Energy Holdings and Zhejiang CN Energy, $68.4 million to its subsidiaries.

Our finance department is supervising cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Corporate Information

Our principal executive offices are located at Building 2-B, Room 206, No. 268 Shiniu Road, Liandu District, Lishui City, Zhejiang Province, the PRC, and our phone number is +86-571-87555823. Our registered office in the British Virgin Islands is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, and the phone number of our registered office is +1 (284) 393-6004. We maintain a corporate website at www.cneny.com

The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is CN Energy USA Inc., located at 950 John Daly Boulevard, Suite 380, Daly City, CA 94015.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our ordinary shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities registered on the registration statement to which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below US$75,000,000.

In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding ordinary shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales under General Instruction I.B.5 of Form F-3 shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding ordinary shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12-calendar-month-period that ends on, and includes, the date of such prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our third amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our third amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Ordinary Shares

We are authorized to issue an unlimited number of Class A Ordinary Shares of no par value and unlimited number of Class B Ordinary Shares of no par value. As of the date of this prospectus, an aggregate of 5,656,650 ordinary shares are issued and outstanding, including 4,988,337 Class A Ordinary Shares and 635,419 Class B Ordinary Shares. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Ordinary shares are issued in registered form. Ordinary shares have the following characteristics:

Voting. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share and 50 votes for each Class B ordinary share that such shareholder holds. In addition, all shareholders of a particular class are entitled to vote at a meeting of the holders of that class of shares.

Conversion Rights. Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Ranking. Subject to the liquidation preference for Convertible Preferred Shares as set out in the memorandum and the articles, each holder of ordinary shares has an equal share in the distribution of the surplus assets of the Company.

Dividends. Holders of ordinary shares are entitled to an equal share in any dividend paid to the ordinary shares class.

Convertible Preferred Shares

We are authorized to issue an unlimited number of no-par Convertible Preferred Shares. As of the date of this prospectus, no Convertible Preferred Shares are issued and outstanding. Convertible Preferred Shares are issued in registered form. Convertible Preferred Shares have the following characteristics:

Conversion. Upon our register of members being updated at the closing of our initial public offering, all issued and outstanding Convertible Preferred Shares are converted automatically at a 10% discount to the initial public offering price.

Voting. Prior to conversion of Convertible Preferred Shares, holders of Convertible Preferred Shares do not have the right to vote as a shareholder, and upon conversion of Convertible Preferred Shares, holders of then ordinary shares have the same voting rights and vote together with the holders of ordinary shares, and not as a separate class, except where otherwise required by law.

Ranking. Convertible Preferred Shares, before conversion, are senior to ordinary shares with respect to distribution rights upon liquidation, to receive a payment per Convertible Preferred Share, equal to the price per share for the issue of Convertible Preferred Share.

Dividends. Holders of Convertible Preferred Shares are entitled to an equal share in any dividend paid to the Convertible Preferred Share class.

Cumulative Voting Rights

There is nothing under British Virgin Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our third amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

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Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our third amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our third amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our third amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of ordinary shares we are authorized to issue;
●	divide our authorized and issued ordinary shares into a larger number of ordinary shares;
●	combine our authorized and issued ordinary shares into a smaller number of ordinary shares; and
●

create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Listing

On February 5, 2021, our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “CNEY.”

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Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Transfer of Shares

Subject to the restrictions in our third amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Meetings of Shareholders

Under our third amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our third amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

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Directors’ Interest

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director’s interest was disclosed in accordance with the memorandum and the articles prior to the Company entering into the transaction. A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

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Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Liquidation

As permitted by the BVI Act and our third amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Exclusive Jurisdiction of Certain Actions

Our third amended and restated articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

●

(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

●

(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, 2003 of the British Virgin Islands as amended from time to time, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

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To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Notwithstanding the foregoing, we note that holders of our ordinary shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increasing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers or limit investors’ ability to bring claims in a judicial forum that they find favorable. See “Risk Factors—Risks Relating to our Ordinary Shares—The exclusive jurisdiction provision in our third amended and restated articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees” in the 2024 Annual Report.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

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As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

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Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our third amended and restated memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;
●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
●	whether the action is likely to proceed;
●	the cost of the proceedings; and
●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Our third amended and restated memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Third Amended and Restated Memorandum and Articles

Some provisions of our third amended and restated articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our third amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our third amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

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Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our third amended and restated memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our third amended and restated memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our third amended and restated memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our third amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our third amended and restated memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our third amended and restated memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our third amended and restated memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our third amended and restated memorandum and articles of association be effected by resolution of directors without shareholder approval.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our third amended memorandum and articles of association may be amended by a special majority (meaning a two thirds majority) resolution of shareholders and, subject to certain exceptions, by a special majority (meaning a two thirds majority) resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

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Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

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Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;
●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

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Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

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●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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LEGAL MATTERS

We are being represented by McCarter & English, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Universal Law Offices of Hangzhou. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2024 and 2023 and for each of the two years ended September 30, 2024 and 2023 have been audited by Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 18, 2025;

2.

our reports of foreign private issuer on Form 6-K filed with the SEC on April 2, 2025, April 10, 2025, April 29, 2025, April 30, 2025, May 15, 2025, May 19, 2025, June 6, 2025, June 20, 2025, August 11, 2025, August 14, 2025 and September 29, 2025;

3.

the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on February 1, 2021, and any amendment or report filed for the purpose of updating such description;

4.

any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

5.

any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference int this prospectus.

Our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 18, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CN ENERGY GROUP. INC.

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws than the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CN Energy USA Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands, Carey Olsen Singapore LLP, and our counsel with respect to PRC law, Universal Law Offices of Hangzhou, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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Our BVI counsel, Carey Olsen Singapore LLP, has further advised us that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Carey Olsen Singapore LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Our PRC counsel, Universal Law Offices of Hangzhou, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, Universal Law Offices Of Hangzhou, has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

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CN ENERGY GROUP. INC.

$100,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

Prospectus dated _____________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the amended and restated memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)

a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful. For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be. The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our third amended and restated articles of association, unless a question of law is involved. The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our third amended and restated memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a director. Pursuant to indemnification agreements, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

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Item 9. Exhibits

Exhibit No.	Description
3.1

Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 1,1 to our annual report on Form 20-F (File No. 001-39978), filed with the Securities and Exchange Commission on January 27, 2023)

4.1	Registrant’s Specimen Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (file No. 333-239659), as filed with the SEC on January 25, 2021)
4.2*	Form of Preferred Shares
4.3*	Form of Debt Securities
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Carey Olsen Singapore LLP
23.1**	Consent of Enrome LLP
23.2**	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)
23.3**	Consent of Universal Law Offices of Hangzhou
24.1**	Powers of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing fee table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lishui City, the PRC, on December 19, 2025.

CN ENERGY GROUP. INC.

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Interim Chief Executive Officer and Director

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Wenhua Liu and Jinwu Huang, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his/her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wenhua Liu	Interim Chief Executive Officer and Director	December 19, 2025
Wenhua Liu	(Principal Executive Officer)

/s/ Jinwu Huang	Chief Financial Officer	December 19, 2025
Jinwu Huang	(Principal Accounting and Financial Officer)

/s/ Xinyang Wang	Chairwoman of the Board and Director	December 19, 2025
Xinyang Wang

/s/ Phillip Connelly	Director	December 19, 2025
Phillip Connelly

/s/ Wenbiao Zhang	Director	December 19, 2025
Wenbiao Zhang

/s/ Jian Chen	Director	December 19, 2025
Jian Chen

/s/ Ming Yi	Director	December 19, 2025
Ming Yi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CN ENERGY GROUP. INC., has signed this registration statement thereto in South El Monte, CA on December 19, 2025.

CN Energy USA Inc.
Authorized U.S. Representative

By:	/s/ Xinyang Wang
Name: Xinyang Wang
Title: General Manager

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